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                             EXHIBITS 5.1 and 23.2

                               Opinion and Consent

                                                            January 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

     Re: Corpfin.com Inc.  ("Corpfin")
         Registration Statement on Form SB-2 File No. 333-74396
         Relating to shares of Corpfin's Common Stock, par value
         $.001 per share
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Gentlemen:

     I have been requested by Corpfin, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "registration statement") covering the 700,000 post-split shares being registered for issuance to eSAFETYWORLD, Inc. ("eSW") to satisfy Corpfin's obligation under a consulting agreement with the understanding that eSW, in turn, will be distributing such 700,000 shares to its stockholders in the manner set forth under the heading "The Distribution" in the above-referenced registration statement and covering a)an additional 192,000 post-split shares being registered on behalf of Selling Shareholder- Harbour Nominees Ltd. - one-half of which represents shares underlying certain outstanding Warrants; and b) the Underwriter's warrant and the underlying 22,300 shares being registered in accordance with the terms and conditions of the October 3, 2002 Agreement with I-Bankers Securities, Inc. which has been filed as an Exhibit to the above-referenced Registration Statement.

     In connection with this opinion, I have examined the registration statement, as amended to date, the Certificate of Incorporation and By-Laws of Corpfin, each as amended to date, copies of the records of corporate proceedings of Corpfin, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the shares referred to above when issued in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

     This legal opinion is being rendered and opines upon Delaware law, including, but not limited to , the Delaware Corporation law as amended to date.

      I hereby consent to the use of this opinion as an exhibit to the registration statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the registration statement.

                                        Very  truly  yours,

                                        /s/  Gary  B.  Wolff
                                        Gary  B.  Wolff,  P.C.
GBW:th


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